                                                                    EXHIBIT 4.12

                                 AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT


         THIS AMENDMENT NO. 3, dated as of July 31, 2003 (this "Amendment No. 3"), to that certain Credit Agreement, dated as of August 16, 2000, as amended by Amendment No. 1 thereto, dated as of January 25, 2002, and Amendment No. 2 thereto, dated as of November 15, 2002 (as amended, the "Credit Agreement"), is made by and among CAL DIVE I-TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents").

         WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administration (the "Secretary"), pursuant to the Guarantee Commitment, dated as of August 16, 2000, as amended by Amendment No. 1 thereto, dated as of January 25, 2002, agreed to a redetermination of the Actual Cost of the Q4000 (the "Vessel") of $183,065,667, and agreed to guarantee Obligations in an amount which will not exceed 87-1/2% of Actual Cost, or Depreciated Actual Cost, as the case may be, as he determined pursuant to Amendment No. 1 to Security Agreement, dated as of January 25, 2002, and as reflected in Table A thereto, as the same may be redetermined from time to time;

         WHEREAS, the Shipowner entered into Supplement No. 1 to Trust Indenture, dated as of January 25, 2002, providing for the issuance of Obligations up to the aggregate principal amount of $160,182,000, and certain other revisions to the Indenture reflecting the revised Delivery Date and certain other technical amendments; and

         WHEREAS, on November 15, 2002, the parties entered into Amendment No. 2 to Credit Agreement pursuant to which the Lenders agreed, inter alia, to reflect the actual Delivery Date, to change the Final Disbursement Date and to change the Stated Maturity of the Floating Rate Note.

         WHEREAS, the parties wish to further amend the Credit Agreement for the purpose of (i) clarifying the cumulative amount of disbursements under the Credit Facility, and (ii) changing the Final Disbursement Date so that the Shipowner can coordinate disbursements to be made on that date with the final Actual Cost determination required to be made by the Secretary, and the procedures and conditions precedent to such determination by the Secretary.

         NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.01. Exhibit 1 to the Credit Agreement is hereby further amended by adding thereto the following definitions:

               "Amendment No. 3 to Credit Agreement" means the Amendment No. 3 to Credit Agreement, dated as of July 31, 2003, among the Shipowner, the Lenders and the Agents."

         SECTION 1.02. Section 2.01 of the Credit Agreement, as amended by Amendment No. 2 thereto, is hereby amended by adding the following proviso prior to the period at the end of said Section 2.01:

         "; provided, however, that in no event shall disbursements under the Credit Facility exceed $160,182,000."

         SECTION 1.03. The definition of "Final Disbursement Date" appearing in
Section 2.02 of the Credit Agreement, as amended by Amendment No. 2 thereto, is hereby further amended by changing the date "August 1, 2003" to "November 15, 2003".

         All capitalized terms used herein and not defined shall have the meanings set forth in Exhibit 1 to the Credit Agreement.

         Except as amended, the provisions of the Credit Agreement shall apply to and govern this Amendment No. 3.

         This Amendment No. 3 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, this Amendment No. 3 to Credit Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.


CAL DIVE I-TITLE XI, INC.,                         GOVCO INCORPORATED,
           as the Shipowner                            as the Primary Lender, by Citicorp
                                                       North America, Inc., its
                                                       attorney-in-fact

By    /s/ A. WADE PURSELL                          By /s/ PATRICK A. BOTTICELLI
    Name:  A. Wade Pursell                            Name:    Patrick A. Botticelli
    Title: Vice President                             Title:   Vice President


CITIBANK INTERNATIONAL PLC,                        CITIBANK, N.A.,
           as the Facility Agent                       as the Alternate Lender

By    /s/ PATRICK A. BOTTICELLI                    By /s/ AE KYONG CHUNG
    Name:  Patrick A. Botticelli                      Name:    Ae Kyong Chung
    Title: Vice President                             Title:   Vice President


CITICORP NORTH AMERICA, INC.,
           as the Administrative Agent

By    /s/ PATRICK A. BOTTICELLI
    Name:  Patrick A. Botticelli
    Title: Vice President


                                     CONSENT

         Pursuant to Section 11.08 of the Credit Agreement, the Secretary hereby consents to this Amendment No. 3 to Credit Agreement.

                                              UNITED STATES OF AMERICA,
                                              SECRETARY OF TRANSPORTATION

                                              BY:  MARITIME ADMINISTRATOR

ATTEST:                                       By /s/ JOEL C. RICHARD
                                                 Secretary
                                                 Maritime Administration
By /s/ SARAH J. WASHINGTON
   Assistant Secretary
   Maritime Administration



                                      -3-